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                                                                   Exhibit 10.20

                         PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT (the "Agreement") is entered into as of October 21, 1998, between Caminus Energy Ventures LLC, a Delaware limited liability company ("CEV"), and David Stoner ("Pledgor") as an inducement to CEV to accept from the Pledgor his Secured Recourse Promissory Note to CEV in the original principal amount indicated on the signature page hereto (the "Note"). The Note is being issued by the Pledgor to obtain funds to purchase from CEV a Series A Membership Interest in CEV pursuant to the Subscription Agreement (the "Subscription Agreement") dated as of even date herewith between CEV and Pledgor.

         1. Pledge. As collateral security for the due payment of the Note and the other obligations of Pledgor hereunder, Pledgor hereby pledges, transfers and assigns to CEV and grants CEV a security interest in all interests in the equity, profits and/or ownership of the business of CEV now or at any time hereafter held by Pledgor (collectively, his "Equity Interest"), including and together with any liquidating dividends and distributions in connection with any reorganization or recapitalization of CEV, which Pledgor may hereafter become entitled to receive with respect to his Equity Interest.

         2. Voting Powers. Pledgor shall retain and be entitled to exercise all voting powers pertaining to his Equity Interest or any part thereof.

         3. Dividends. Except for distributions identified by the Management Committee of CEV as "tax distributions" (which distributions may be retained by Pledgor free and clear of this Agreement), all payments of cash or cash equivalents (by way of dividend, distribution, proceeds from sale or otherwise, but excluding compensation for services rendered) that Pledgor becomes entitled to receive on or with respect to the Equity Interest shall be paid or made to, and retained by, CEV, subject to the pledge created under this Agreement. To the extent that Pledgor receives any property subject to such pledge, he shall immediately surrender it to CEV.

         4.       Rights and Remedies.

                  (a) In the event of occurrence of any Event of Default (as defined in the Note) CEV may, at its sold option, within the longer of (i) sixty (60) days after such Event of Default and (ii) thirty (30) days after the determination of Fair Market Value (as hereinafter defined) of the Equity Interest, upon ten (10) days' written notice to Pledgor, but without any other demand or notice whatsoever, transfer the Equity Interest to CEV, such Equity Interest to be so transferred at the Fair Market Value thereof to the extent required to pay the remaining unpaid balance of principal, interest and other obligations hereunder and under the Note, such transfer to be free and clear of any right or equity of redemption, which right or equity is hereby expressly waived and released. If the Fair Market Value of the Equity Interest transferred is less than the full amount of remaining unpaid principal, interest and other obligations hereunder and under the Note, Pledgor shall remain liable for the remaining amount due and shall pay such amount to CEV immediately. The right of CEV
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provided in this paragraph is in addition to, and not in lieu of, all other rights that CEV may have as a secured party at law or otherwise.

          (b) In the event shares of the Equity Interest are transferred pursuant to paragraph (a) above in payment of liabilities of Pledgor under the Note and hereunder for principal, interest and other obligations under the Note and hereunder, such transfer shall be applied first to liabilities for interest, then to other obligations under the Note and hereunder, and then to the liability for principal.

          (c) The Fair Market Value of each share of Equity Interest shall be determined by the Management Committee of CEV, which determination shall be promptly reported in writing to Pledgor.

     5.   Miscellaneous

          (a) This writing (together with the agreements referred to herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement by CEV and Pledgor.

          (b) This Agreement shall be binding upon and inure to the benefit of CEV, its successors and assigns, and Pledgor and his respective heirs, personal representatives, successors and assigns.

          (c) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          (d) Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

          (e) This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

          (f) Should either party be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

          (g) The rights, powers and remedies of CEV under this Agreement shall be in addition to all rights, powers and remedies available to CEV by virtue of any statute or rule of law, and all other agreements between CEV and Pledgor, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing CEV's security interest described herein.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of
October 21, 1998.

                                         CAMINUS ENERGY VENTURES LLC

                                         BY /s/RICHARD LANDERS
                                           -------------------------------
                                          Its MEMBER, MANAGEMENT COMMITTEE
                                              ----------------------------




                                          PLEDGOR

                                          /s/ DAVID STONER
                                          --------------------------------
                                          David Stoner



                                          Original Principal Amount of Note:
                                          $1,000,000.00